THE LETTER OF INTENT BETWEEN CHONG QING BRANCH OF
                JI TONG NETWORK COMMUNICATIONS CO., LTD. AND BIG
                             SKY NETWORK CANADA LTD.


Ji Tong Network Communication Co., Ltd. is a large Telco permitted by the Chinese Government to operate the Tele communication business nation-wide. It owns a commercial network - CHINAGRB (China Golden Bridge Network). Chong Qing Branch of the Ji Tong Network Communication Co., Ltd. (The "Cong Qing Ji Tong") is responsible for the business development and the network construction in Chong Qing area. It has a fibre network of 1,500 kilometers and providing Telco services. Big Sky Network Canada Ltd. (the "Canadian Party") is a private company headquartered in Calgary, Alberta Canada and its main business is to provide high-speed broadband Internet technology services. The Canadian Party desires to cooperate with Cong Qing Ji Tong and to jointly build area networks and to provide Internet services, data transmission and other Internet related value-added services (the "Project"). Based on the spirit of friendly cooperation and mutual development, after discussions and negotiations, both Parties agreed the tasks for the next Thirty (30) days.

         1. Both parties fully agree to jointly build broadband Internet networks for the residential areas and Internet data networks. Canadian Party shall bare the risk of the Project, which is to provide capital, equipment and technology for the Project. Chong Qing Ji Tong shall operate the networks after they are built and provide broadband Internet services, IP phone services and other value-added services.

         2. The Project shall be deployed in two stages. The first stage of the Project is to start the Project in the core city area and to connect 60,000 households before the end of year 2001. The penetration rate should not be lower than 10% and try to reach 20%. At the end of year 2002, 100,000 households should be connected and the penetration rate should not be lower than 10%. The second stage of the Project should connect all other areas of the Metropolitan Chong Qing. If the condition allows, the first stage and the second stage can be deployed at the same time.

         3. The estimated total investment is at eighty (80) million RMB. This amount can be increased, if the market requires doing so.

         4. At the late June, the Canadian Party shall send its technical personnel to Chong Qing. Along with the engineers of Ji Tong Chong Qing, the technical team shall conduct the field test and draw a preliminary technical plan for the Project.

         5. The business model, the Project Team, the total investment, the term of the cooperation and the method of return of the investment of the Project shall be discussed by the Parties and be defined in the contract of the Project.

         6. The signing of this Letter of Intent is only to indicate that the Parties have reached consensus to cooperate in this Project. The details shall be listed in the contract of the Project.

         7. The contract of the Project shall be completed within thirty (30) days after signing of this Letter of Intent.

         8. The Parties shall ensure its employees to keep all commercial secrets obtained during the Parties' business discussion confidential. No Party shall disclose to a third party or mass media without the prior consent of the other Party. No Party shall use this Letter of Intent to raise capital.

         9. This Letter of Intent is written in Chinese and four (4) original copies were made. Each Party holds two copies of the originals.

         10. This Letter of Intent is signed by the authorized representatives of the Parties on June 20, 2001.

JI TONG NETWORK COMMUNICATION CO., LTD. CHONG        BIG SKY NETWORK CANADA LTD.
QING BRANCH


AUTHORIZED REPRESENTATIVE                            AUTHORIZED REPRESENTATIVE

/s/ CUI, HUA TING                                    /s/ YANG, WEI
-------------------------                            -------------------------
SIGNATURE:  CUI, HUA TING                            SIGNATURE:  YANG, WEI